Tarpon Industries and Laurus Master Fund Ltd. Enter Into Conditional
      Agreement to Amend Terms of Secured Convertible Note


MARYSVILLE, MI----March 6, 2007 --- Tarpon Industries Inc., (AMEX:TPO) today announced that the company has entered into a conditional letter of agreement with Laurus Master Fund Ltd. (Laurus) to amend the terms of the Secured Convertible Term Note of $6 million issued by Tarpon to Laurus on December 15, 2005. The agreement is subject to prior written approval by Tarpon's existing senior lender, LaSalle Bank, of certain future payments by Tarpon of principal and interest to Laurus from the proceeds of a series of anticipated near-term equity raises. This approval is under discussion between Tarpon and LaSalle.

In consideration of these payments, Laurus has agreed to (1) extend the maturity date of the note to three years from the date of the closing of the final equity offering (2) reset the amortization schedule to five years, with a lump sum to be paid upon maturity; (3) amend the default interest rate of the note to 12%;
(4) reset the amount of stock that they can own to 9.9% of the outstanding shares of Tarpon and (5) convert a portion of the principal due under the note into Tarpon equity.

Subject to receiving payments by Tarpon from the equity offerings, Laurus has also agreed that all monthly amortizations specified in the note shall be suspended until the outside date of the final equity closing. In addition, upon the finalization of the payments related to equity offerings anticipated to be closed by the end of March 2007, Laurus has agreed to waive existing defaults.

James W. Bradshaw, Tarpon Chairman and CEO noted, "We are very pleased that our lender/partner Laurus has the confidence in our company such that we have been able to coordinate with them an attractive restructuring of our Laurus debt obligations. We plan to make every effort to continue our operational progress and justify the confidence shown by them and our shareholders."

Tarpon Industries, Inc.

Tarpon Industries, Inc., through its wholly owned subsidiaries within the United States and Canada, manufactures and sells structural and mechanical steel tubing and engineered steel storage rack systems. The company's mission is to become a larger and more significant manufacturer and distributor of structural and mechanical steel tubing, engineered steel storage rack systems and related products. For more information, please visit Tarpon's website at http://www.tarponind.com.

Forward-Looking Statements

Certain statements made by Tarpon in this presentation and other periodic oral and written statements, including filings with the Securities and Exchange Commission, are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, as well as statements which address operating performance, events or developments that we believe or expect to occur in the future, including those that discuss strategies, goals, outlook or other non-historical matters, or which relate to future sales or earnings expectations, cost savings, awarded sales, volume growth, earnings or a general belief in our expectations of future operating results, are forward-looking statements. The forward-looking statements are made on the basis of management's assumptions and estimations. As a result, there can be no guarantee or assurance that these assumptions and expectations will in fact occur. The forward-looking statements are subject to risks and uncertainties that may cause actual results to materially differ from those contained in the statements. Some, but not all of the risks, include our ability to obtain future sales, our ability to successfully integrate acquisitions, changes in worldwide economic and political conditions, including adverse effects from terrorism or related hostilities including increased costs, reduced production or other factors, costs related to legal and administrative matters, our ability to realize cost savings expected, inefficiencies related to production that are greater than anticipated, changes in technology and technological risks, foreign currency fluctuations, increased fuel costs, increased steel costs as it relates to our selling price, work stoppages and strikes at our facilities and those of our customers, the presence of downturns in customer markets where the company's goods and services are sold, financial and business downturns of our customers or vendors, and other factors, uncertainties, challenges, and risks detailed in Tarpon's public filings with the Securities and Exchange Commission. Tarpon does not intend or undertake any obligation to update any forward-looking statements.